                                                                 Exhibit 10.5(f)

                                SIXTH AMENDMENT
                                ---------------
                                      OF
                                      --
                          EVEREN CAPITAL CORPORATION
                          --------------------------
                   401(k) AND EMPLOYEE STOCK OWNERSHIP PLAN
                   ----------------------------------------
          (As Amended and Restated Effective as of September 1, 1995)



     WHEREAS, EVEREN Capital Corporation (the "company") maintains the EVEREN Capital Corporation 401(k) and Employee Stock Ownership Plan (As Amended and Restated Effective as of September 1, 1995) (the "plan"); and

     WHEREAS, the plan has been amended, and further amendment of the plan, as amended, now is considered desirable;

     NOW, THEREFORE, pursuant to the power reserved to the company under subsection 18.1 of the plan, and in exercise of the authority delegated to the undersigned officer of the company by resolution of the board of directors of the company, the plan, as amended, is hereby further amended, effective October 1, 1998, by adding the following new Supplement C to the plan immediately after Supplement B thereof:

                                 "SUPPLEMENT C
                                  ------------


                        SPECIAL PROVISIONS FOR CERTAIN
                        ------------------------------
                       EMPLOYEES OF EVEREN CLEARING LLC
                       --------------------------------


     C-1.  Introduction; Use of Terms.  Pursuant to a Purchase Agreement dated
           --------------------------
     as of August 4, 1998 (the `Purchase Agreement'), by and among The Bank of New York (`BNY'), EVEREN Securities, Inc. (`ESI'), EVEREN Clearing Corp., and EVEREN Clearing LLC (`ECL'), ESI will sell 80% of the member interests in ECL to BNY. The provisions of this Supplement C shall become effective only upon the closing of the above-described sale (the `closing date').
     This Supplement C sets forth special provisions applicable to participants who are employed by ECL on the closing date (`ECL participants'). Terms used in this
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     Supplement C shall, unless otherwise defined in this Supplement C, have the meanings given to such terms in the plan.

     C-2.  Cessation of Contributions.  No employee or employer contributions
           --------------------------
     shall be made to the plan by or on behalf of an ECL participant (or any other employee of ECL) for any period beginning after the closing date.

     C-3.  Crediting of Service with ECL and BNY.  An ECL participant's period
           -------------------------------------
     of employment with ECL or BNY after the closing date shall be taken into account in determining the ECL participant's credited service and years of credited service under the plan.

     C-4.  In-Service Withdrawals.  Subject to the terms of Section 10 of the
           ----------------------
     plan and the rules and procedures established by the committee, an ECL participant may request an in-service withdrawal during the time the ECL participant is employed by ECL or BNY.

     C-5.  Loans.  An ECL participant may not request a new loan from the plan
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     after the closing date.  After the closing date, each ECL participant shall continue to repay the balance of any outstanding loan in accordance with the terms of the plan and the applicable loan documents. Such repayments shall be made in accordance with the rules and procedures established by the committee.

     C-6.  Distributions.  Except as otherwise permitted under applicable law,
           -------------
     and subject to the rules and procedures established by the committee, an ECL participant may not request a distribution under Section 12 of the Plan during the period the ECL participant is employed by ECL or BNY."


     IN WITNESS WHEREOF, the undersigned duly authorized officer of the company has caused the foregoing amendment to be executed this 28th day of September, 1998.

                                        EVEREN CAPITAL CORPORATION

                                        By ________________________________



                                        Its _______________________________

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

                                                                Exhibit 10.16(c)

                            CLARIFICATION AGREEMENT
                          RE JOINT VENTURE AGREEMENT


     CLARIFICATION AGREEMENT dated as of December 14, 1998, relating to that certain Joint Venture Agreement (the "JVA") dated as of July 25, 1996, by and between the parties hereto, each of which is a party to, or a successor to a party to, the JVA. Unless otherwise stated, terms used in this Agreement shall have the meanings assigned such terms in the JVA.

     WHEREAS, the parties desire to clarify the meaning of Section 3.3(a)(i) of the JVA, which sets forth the obligation of EVEREN Securities and Wheat that the Mentor Money Market Funds be exclusively utilized for its client sweep accounts, with certain exceptions set forth therein.

     WHEREAS, the parties' intent in Section 3.3(a)(i) of the JVA is to permit enhancements of sweep account product offerings, while maintaining the obligation to utilize the Mentor Money Market Funds.

     NOW THEREFORE, the parties agree as follows:

     1. The recitals set forth above are hereby incorporated by reference as if set forth in this paragraph.

     2. Section 3.3(a)(iv) shall not prohibit EVEREN Securities or Wheat from offering both an FDIC-insured account product and the Mentor Money Market Funds for sweep account assets as long as the interest rates offered by such FDIC-insured account are not established to compete with the interest rates offered by the Mentor Money Market Funds, except that interest rates may be established on a competitive basis for short periods of time in connection with promotional activities. The parties believe that a customer should be interested in choosing the FDIC-insured account instead of the Mentor Money Market Funds primarily due to the FDIC-insured nature of the account, not the interest rate on the account. The parties further believe that offering an FDIC-insured account as a product enhancement will have the ultimate effect of increasing client assets in the Mentor Funds.

     3. Section 3.3(a)(i) of the JVA permits sweep account assets to be invested in money market open-end investment companies of the type offered in EVEREN Securities sweep accounts as of the date of the JVA for which there is not a comparable Mentor Money Market Fund. This exception to the obligation to utilize the Mentor Money Market Funds was intended where a sweep account product could be enhanced with money market funds of a type Mentor determines it is not economically efficient to offer due to the projected size of the fund. The parties desire to permit such types of money market funds to be offered as product enhancements; provided that Mentor first has been given the opportunity to provide such a fund.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                        MENTOR INVESTMENT GROUP, LLC



                                        By:  _______________________________


                                        WHEAT FIRST BUTCHER SINGER, INC.
                                        WHEAT FIRST SECURITIES, INC.



                                        By:  ________________________________


                                        EVEREN CAPITAL CORPORATION
                                        EVEREN SECURITIES HOLDINGS, INC.
                                        EVEREN SECURITIES, INC.



                                        By:  ________________________________

                                       4